SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 31, 2006 (January 26, 2006)

MARQUEE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-122636	77-0642885
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Main Street
Kansas City, Missouri		64105
(Address of principal executive		Zip Code
offices)

Registrant’s telephone number, including area code

(816) 221-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01, 1.02, 2.01, 3.02 and 5.02

Merger of Marquee Holdings Inc.

As previously disclosed on the Form 8-K of Marquee Holdings Inc. (“Holdings”) filed on June 24, 2005, Holdings and LCE Holdings, Inc. (“LCE Holdings”), the respective holding companies of AMC Entertainment Inc. (“AMCE”) and Loews Cineplex Entertainment Corporation (“Loews”), entered into a definitive merger agreement (the “Merger Agreement”) on June 20, 2005, which provided for the combination of their businesses, the merger of LCE Holdings and Holdings, with Holdings continuing as the holding company of the merged businesses, and the merger of Loews and AMCE, with AMCE continuing after the merger as the surviving corporation (collectively, the “Merger”).  The Merger was consummated on January 26, 2006.

As a result of the Merger, approximately 60 percent of the outstanding capital stock of Holdings will be held by pre-existing stockholders of Holdings and approximately 40 percent will be held by the former stockholders of LCE Holdings.  As a result of the Merger, the significant stockholders of Holdings include: affiliates of Apollo Management, L.P. (the “Apollo Investors”), holding approximately 21 percent of the capital stock of Holdings; affiliates of J.P. Morgan Partners, LLC (the “JPMP Investors”), holding approximately 21 percent of the capital stock of Holdings; affiliates of Bain Capital, LLC (the “Bain Investors”), holding approximately 15 percent of the capital stock of Holdings; affiliates of The Carlyle Group (the “Carlyle Investors”), holding approximately 15 percent of the capital stock of Holdings; affiliates of Spectrum Equity Investors (the “Spectrum Investors”), holding approximately 10 percent of the capital stock of Holdings; and other co-investors and members of management, holding approximately 18 percent of the capital stock of Holdings.

Holdings used a portion of the proceeds received in connection with the financing transactions described below to pay the fees and expenses related to the Merger.

For more information on the Merger, please see Holdings’ Form 8-K filed on June 24, 2005, the Merger Agreement filed in connection therewith, and AMCE’s press release of January 26, 2006 attached as Exhibit 99.1 to Holdings’ Form 8-K filed on January 27, 2006, each of which is hereby incorporated by reference.

Unregistered Sales of Equity Securities

Pursuant to the terms of the Merger Agreement, on January 26, 2006, in connection with the consummation of the Merger, Holdings issued 256,085.61252 voting shares of Class L-1 Common Stock, par value $0.01 per share (“Class L-1 Common Stock”), 256,085.61252 voting shares of Class L-2 Common Stock, par value $0.01 per share (“Class L-2 Common Stock” and, together with the Class L-1 Common Stock, the “Class L Common Stock”), 382,475 voting shares of Class A-1 Common Stock, par value $0.01 per share (the “Class A-1 Common Stock”), 382,475 voting shares of Class A-2 Common Stock, par value $0.01 per share (the “Class A-2 Common Stock” and, together with the Class A-1 Common Stock, the “Class A Common Stock”), and 5,128.77496 nonvoting shares of Class N Common Stock, par value $0.01 per share (the “Class N Common Stock”), such that (i) the former non-management stockholders of LCE Holdings, including the Bain Investors, the Carlyle Investors and the Spectrum Investors  (collectively, the “Former LCE Sponsors”), hold all of the outstanding shares of Class L Common Stock, (ii) the pre-existing non-management stockholders of Holdings, including the JPMP Investors and the Apollo Investors (collectively, the “Pre-Existing Holdings Sponsors” and, the Pre-Existing Holdings Sponsors together with the Former LCE Sponsors, the “Sponsors”) and other co-investors (the “Coinvestors”), hold all of the outstanding shares of Class A Common Stock, and (iii) management stockholders of Holdings (the “Management Stockholders” and, together with the Sponsors and Coinvestors, the “Stockholders”) hold all of the non-voting Class N Common Stock.

The Class L Common Stock, Class A Common Stock and Class N Common Stock will automatically convert on a one-for-one basis into shares of residual voting common stock, par value $0.01 per share, upon (i) written consent of each of the Sponsors or (ii) the completion of an initial public offering of capital stock of Holdings or AMCE (an “IPO”).

The issuance of these equity securities was exempt from registration under the Securities Act of 1933 and the rules promulgated thereunder (the “Securities Act”) in reliance on Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering.

Governance Agreements

In connection with the Merger, on January 26, 2006, Holdings and the Stockholders entered into various agreements defining the rights of the Stockholders with respect to voting, governance and ownership and transfer of the stock of Holdings (collectively, the ‘‘Governance Agreements’’), including (i) a Second Amended and Restated Certificate of Incorporation of Holdings (the “Amended Charter”), replacing the Amended and Restated Certificate of Incorporation of Holdings adopted on December 23, 2004, (ii) Second Amended and Restated Bylaws of Holdings (the “Amended Bylaws”), replacing the Amended and Restated Bylaws of Holdings adopted on December 23, 2004, (iii) a Second Amended and Restated Stockholders Agreement among Holdings, the Sponsors and the Coinvestors (the “Stockholders Agreement”), replacing the December 23, 2004 stockholders agreement among Holdings, the Pre-Existing Holdings Sponsors and the Coinvestors, (iv) a Voting Agreement among Holdings, the Pre-Existing Holdings Sponsors and the Coinvestors (the “Class A Voting Agreement”), (v) a Voting Agreement among Holdings and the Former LCE Sponsors (the “Class L Voting Agreement”) and (vi) an Amended and Restated Management Stockholders Agreement, among Holdings, the Management Stockholders and the Sponsors (the “Management Stockholders Agreement”), replacing the December 23, 2004 management stockholders agreement of Holdings, the Pre-Existing Holdings Sponsors and management stockholders of Holdings.

Copies of the Amended Charter and Amended Bylaws are respectively attached as Exhibits 3.1 and 3.2 to this Form 8-K and are hereby incorporated by reference.  Copies of the Stockholders Agreement, Class A Voting Agreement, Class L Voting Agreement and Management Stockholders Agreement are respectively attached as Exhibits 4.1, 4.2, 4.3 and 4.4 to this Form 8-K and are hereby incorporated by reference.

The Governance Agreements provide that the Board of Directors for Holdings and AMCE will consist of up to nine directors, two of whom are designated by the JPMP Investors, two of whom are designated by the Apollo Investors, one of whom is the Chief Executive Officer of Holdings, one of whom is designated by the Carlyle Investors, one of whom is designated by the Bain Investors, one of whom is designated by the Spectrum Investors and one of whom is designated by the Former LCE Sponsors voting together (so long as such designee is consented to by both the Carlyle Investors and the Bain Investors).  Each of the directors respectively designated by the JPMP Investors, the Apollo Investors, the Carlyle Investors, the Bain Investors and the Spectrum Investors shall have three votes on all matters placed before the Boards of Directors of Holdings and AMCE, and each other director (including the director designated by the Former LCE Sponsors) will have one vote each.  The number of directors respectively designated by the Sponsors will be reduced upon transfers by such Sponsors of ownership in Holdings below certain thresholds.

The Class A Voting Agreement provides that, until the fifth anniversary of the Merger (‘‘Blockout Period’’), the Coinvestors will generally vote their shares of Class A Common Stock in favor of any matter in proportion to the shares of Class A Common Stock of the Former Holdings Sponsors voted in favor of such matter, except in certain specified instances.  The Class L Voting Agreement provides that during the Blockout Period, the Former LCE Sponsors will generally vote their shares of Class L Common Stock on any matter as directed by any two of the Carlyle Investors, the Bain Investors and the Spectrum Investors, except in certain specified instances.

In addition, the Amended Charter provides that so long as the Sponsors and Coinvestors hold at least a majority of Holdings’ voting shares, certain actions of Holdings and/or actions of AMCE, including, but not limited to, change in control transactions, acquisition or disposition transactions with a value in excess of $10.0 million, the settlement of claims or litigation in excess of $2.5 million, an initial public offering, hiring or firing a chief executive officer, chief financial officer or chief operating officer, incurring or refinancing indebtedness in excess of $5.0 million or engaging in new lines of business, require the approval (the ‘‘Requisite Stockholder Majority’’) of either (i) any three of the JPMP Investors, the Apollo Investors, the Carlyle Investors and the Bain Investors or (ii) the Spectrum Investors and (a) either the JPMP Investors or the Apollo Investors and (b) either the Carlyle Investors or the Bain Investors.

Prior to the earlier of the end of the Blockout Period and the completion of an IPO in the case of the Sponsors, and prior to the completion of an IPO in the case of the Management Stockholders, the Governance Agreements will prohibit the Stockholders from transferring any of their interests in Holdings, other than, in the case of the Sponsors, certain permitted transfers to affiliates or to persons approved of by the Sponsors, or other than certain permitted estate planning transfers or transfers approved by a majority of the Board of Directors of the Holdings in the case of the Management Stockholders.

The Governance Agreements set forth additional transfer provisions for the Stockholders with respect to the capital stock of Holdings, including the following:

Right of first offer.  Prior to an IPO, Holdings and, in the event Holdings does not exercise its right of first offer, each of the Sponsors and Coinvestors, has a right of first offer to purchase (on a pro rata basis in the case of the Sponsors and Coinvestors) all or any portion of the shares of Holdings that a Sponsor or Coinvestor is proposing to sell to a third party at the price and on the terms and conditions offered by such third party, subject to certain exceptions.

Drag-along rights.  If, prior to an IPO, Sponsors constituting a Requisite Stockholder Majority propose to transfer shares of Holdings to an independent third party in a bona fide arm’s-length transaction or series of transactions that results in a sale of all or substantially all of Holdings or AMCE, such Sponsors may elect to require each of the other Stockholders of Holdings to transfer to such third party all of its shares at the purchase price and upon the other terms and subject to the conditions of the sale.

Tag-along rights. Subject to the right of first offer described above, if any Sponsor or Coinvestor proposes to transfer shares of Holdings held by it, then such Sponsor or Coinvestor shall give notice to each other Stockholder, who shall each have the right to participate on a pro rata basis in the proposed transfer on the terms and conditions offered by the proposed purchaser.

Participant rights. On or prior to an IPO, the Sponsors have the pro rata right to subscribe to any issuance by Holdings or any subsidiary of shares of its capital stock or any securities exercisable, convertible or exchangeable for shares of its capital stock, subject to certain exceptions.

The Governance Agreements will also provide for certain registration rights in the event of an IPO, including the following:

Demand rights.  Subject to the consent of at least two of any of the JPMP Investors, the Apollo Investors, the Carlyle Investors and the Bain Investors during the first two years following an IPO, each Sponsor has the right at any time following an IPO to make a written request to Holdings for registration under the Securities Act of part or all of the registrable equity interests held by such Sponsor at Holdings’ expense, subject to certain limitations.  Subject to the same consent requirement, the Coinvestors of Holdings as a group shall have the right at any time following an IPO to make one written request to Holdings for registration under the Securities Act of part or all of the registrable equity interests held by such Stockholders with an aggregate offering price to the public of at least $200 million.

Piggyback rights.  If Holdings at any time proposes to register under the Securities Act any equity interests on a form and in a manner which would permit registration of the registrable equity interests held by Stockholders for sale to the public under the Securities Act, Holdings shall give written notice of the proposed registration to each Stockholder, who shall then have the right to request that any part of its registrable equity interests be included in such registration, subject to certain limitations.

Holdback agreements. Each Stockholder has agreed that it will not offer for public sale any equity interests during a period not to exceed 90 days (180 days in the case of the IPO) after the effective date of any registration statement filed by Holdings in connection with an underwritten public offering (except as part of such underwritten registration or as otherwise permitted by such underwriters), subject to certain limitations.

Agreements with Management, Employees and Consultants

Management Stockholders Agreement.  As described above, the Management Stockholders Agreement defines the rights of the Management Stockholders with respect to the ownership and transfer of their interests in Holdings, including transfer restrictions on shares, tag-along rights, drag-along rights, and piggy-back registration rights substantially similar to those imposed on the Coinvestors in the Stockholders Agreement.  In addition, the Management Stockholders are subject to the right of Holdings to repurchase their shares (and cancel options) upon termination of service.  In the event a Management Stockholder’s service is terminated as a result of death or disability, without cause or by resignation for good reason, such repurchase would be made at the fair market value of the shares.  In the event a Management Stockholder’s service is terminated for any other reason, such repurchase would be made at the lesser of fair market value and the purchase price paid for the shares.  The payment for cancelled vested options would be the excess of the share repurchase price over the exercise price, and no payment would be made for unvested options.

Continuing Service Agreement.  In order to facilitate integration following the Merger, AMCE and Holdings have entered into an agreement with Mr. Travis Reid, former President, Chief Executive Officer and director of Loews, whereby Mr. Reid will provide certain transitional consulting services to AMCE and report to Mr. Peter C. Brown, Holdings’ and AMCE’s Chief Executive Officer.  Pursuant to the continuing service agreement, AMCE will pay Mr. Reid a consulting fee for each month of service.  Under certain circumstances, Mr. Reid will have the right to require Holdings to purchase, and Holdings will have the right to require Mr. Reid to sell, on one occasion, all shares of Class N Common Stock that Mr. Reid receives in the Merger in exchange for payment to him of his original purchase price for his shares of Loews common stock.  Mr. Reid’s shares of Class N Common Stock are generally subject to the terms of the Management Stockholders Agreement, other than the right of Holdings to repurchase such shares upon his termination of service.  The continuing service agreement may be terminated by Mr. Reid at any time for any reason, by AMCE for cause at any time, and by AMCE for any reason after the earlier of January 1, 2007 or Mr. Reid’s exercise of his right to sell his shares of Class N Common Stock to Holdings.  The continuing service agreement is not intended to create an employment relationship between Mr. Reid and AMCE and his services will be provided on an independent contractor basis.  A copy of the continuing service agreement is attached as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference.  In connection with the Merger and the termination of Mr. Reid’s employment with Loews, AMCE assumed the severance obligations under Mr. Reid’s employment agreement with Loews.  Pursuant to the agreement, AMCE paid Mr. Reid $1,575,000 at the closing of the Merger, will provide Mr. Reid severance payments of $87,500 per month for 18 months, and will continue certain of his fringe benefits and provide outplacement assistance through December 31, 2006.

Option Grant to Travis Reid.  Pursuant to his Continuing Service Agreement, effective as of January 26, 2006, Holdings has granted Mr. Reid an option under the Holdings 2004 Stock Option Plan to acquire Class N Common Stock at an exercise price not less than the fair market value (as determined by the Board of Directors of Holdings) on the date of grant.  The option is subject to other terms and conditions substantially similar to the terms of Holdings options currently held by employees and is also subject to the Management Stockholders Agreement.  The option vests in three installments on December 23, 2006, 2007 and 2008, and vests in full upon a change of control of Holdings or AMCE.  A copy of the option agreement between Travis Reid and Holdings is attached as Exhibit 10.2 to this Form 8-K and is hereby incorporated by reference.

Amended and Restated Fee Agreement

In connection with the Merger, on January 26, 2006, Holdings, AMCE and the Sponsors entered into an Amended and Restated Fee Agreement (the “Management Fee Agreement”), which replaces the December 20, 2004 fee agreement among Holdings, AMCE, and the Pre-Existing Holdings Sponsors.  The Management Fee Agreement provides for an annual management fee of $5.0 million, payable quarterly and in advance to each Sponsor, on a pro rata basis, for the twelve year duration of the agreement, as well as reimbursements for each Sponsor’s respective out-of-pocket expenses in connection with the management services provided under the Management Fee Agreement.

In addition, the Management Fee Agreement will provide for reimbursements by Holdings and AMCE to the Sponsors for their out-of-pocket expenses, and by AMCE to Holdings of up to $3.5 million for fees payable by Holdings in any single fiscal year in order to maintain AMCE’s corporate existence, corporate overhead expenses and salaries or other compensation of certain employees.

Upon the consummation of a change in control transaction or an IPO, the Sponsors will receive, in lieu of quarterly payments of the annual management fee, a fee equal to the net present value of the aggregate annual management fee that would have been payable to the Sponsors during the remainder of the term of the fee agreement (assuming a twelve year term from the date of the original fee agreement), calculated using the treasury rate having a final maturity date that is closest to the twelfth anniversary of the date of the original fee agreement date.

The Management Fee Agreement also provides that AMCE will indemnify the Sponsors against all losses, claims, damages and liabilities arising in connection with the management services provided by the Sponsors under the fee agreement.

A copy of the Management Fee Agreement is attached as Exhibit 10.3 to this Form 8-K and is hereby incorporated by reference.

Financing Transactions

In connection with the Merger, on January 26, 2006, AMCE entered into the following financing transactions:

•                  The issuance of $325.0 million in aggregate principal amount of 11% senior subordinated notes due 2016 (the “Notes”);

•                  a new senior secured credit facility with Citicorp North America, Inc., Banco Nacional De Mexico, S.A., Integrante del Grupo Financiero Banamex and the lenders named therein, consisting of a $650.0 million term loan facility and a $200.0 million revolving credit facility;

•                  the termination of AMCE’s March 25, 2004 senior secured credit facility with The Bank of Nova Scotia, Citigroup North America, Inc., General Electric Capital Corporation and the lenders party thereto, under which no amounts are currently outstanding;

•                  the repayment of all outstanding amounts under Loews’ existing senior secured credit facility and the termination of all commitments thereunder (the “Loews Facility”); and

•                  the completion of a tender offer and consent solicitation (the ‘‘Tender Offer’’) for all $315.0 million aggregate principal amount of Loews’ outstanding 9.0% senior subordinated notes due 2014.

The proceeds of the financing transactions were used to repay amounts outstanding under the Loews Facility, to Fund the Tender Offer, to pay related fees and expenses, and to pay fees and expenses related to the Merger.

New Credit Facility

The new senior secured credit facility is provided by a syndicate of banks and other financial institutions and will provide financing of up to $850.0 million, consisting of a $650.0 million term loan facility with a maturity of seven years and a $200.0 million revolving credit facility with a maturity of six years.  The revolving credit facility will include borrowing capacity available for Mexican peso-denominated revolving loans, for letters of credit and for swingline borrowings on same-day notice.

Borrowings under the new senior secured credit facility bear interest at a rate equal to an applicable margin plus, at AMCE’s option, either a base rate or LIBOR.  The initial applicable margin for borrowings under the revolving credit facility is 0.75% with respect to base rate borrowings and 1.75% with respect to LIBOR borrowings, and the initial applicable margin for borrowings under the term loan facility is 1.500% with respect to base rate borrowings and 2.125% with respect to LIBOR borrowings. The applicable margin for such borrowings may be reduced, subject to AMCE attaining certain leverage ratios.  In addition to paying interest on outstanding principal under the new senior secured credit facility, AMCE is required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder at a rate equal to 0.375% (subject to reduction upon attainment of certain leverage ratios).  AMCE will also pay customary letter of credit fees.  AMCE may voluntarily repay outstanding loans under the new senior secured credit facility at any time without premium or penalty, other than customary ‘‘breakage’’ costs with respect to LIBOR loans.

All obligations under the new senior secured credit facility are guaranteed by each of AMCE’s wholly-owned domestic subsidiaries.  All obligations under the new senior secured credit facility, and the guarantees of those obligations (as well as cash management obligations and any interest hedging or other swap agreements), are secured by substantially all of AMCE’s assets as well as those of each subsidiary guarantor.

The new senior secured credit facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, AMCE’s ability, and the ability of AMCE’s subsidiaries, to sell assets; incur additional indebtedness; prepay other indebtedness (including the Notes); pay dividends and distributions or repurchase our capital stock; create liens on assets; make investments; make certain acquisitions; engage in mergers or consolidations; engage in certain transactions with affiliates; amend certain charter documents and material agreements governing subordinated indebtedness, including the Notes; change the business conducted by it and its subsidiaries; and enter into agreements that restrict dividends from subsidiaries.

In addition, the new senior secured credit facility requires AMCE, commencing with the fiscal quarter ended September 30, 2006, to maintain a maximum net senior secured leverage ratio as long as the commitments under the revolving credit facility remain outstanding.  The new senior secured credit facility also contains certain customary affirmative covenants and events of default.

Copies of the credit agreement, guaranty agreement and pledge and security agreement relating to the new senior secured credit facility are respectively attached as Exhibits 10.4, 10.5 and 10.6 to this Form 8-K and are hereby incorporated by reference.

11% Senior Subordinated Notes due 2016

The Notes were issued under an indenture, dated January 26, 2006 (the “Indenture”), with HSBC Bank USA, National Association, as trustee, will bear interest at a rate of 11% per annum, payable on February 1 and August 1 of each year (commencing on August 1, 2006), and have a maturity date of February 1, 2016.

The Notes are general unsecured senior subordinated obligations of the Company, fully and unconditionally guaranteed, jointly and severally, on a senior subordinated basis by each of AMCE’s existing and future domestic restricted subsidiaries that guarantee AMCE’s other indebtedness.

AMCE may redeem some or all of the Notes at any time on or after February 1, 2011 at 105.5% of the principal amount thereof, declining ratably to 100% of the principal amount thereof on or after February 1, 2014.  In addition, AMCE may redeem up to 35% of the aggregate principal amount of the notes using net proceeds from certain equity offerings completed on or prior to February 1, 2009.  If AMCE experiences a change of control (as defined in the Indenture), AMCE will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture contains covenants limiting other indebtedness, dividends, purchases or redemptions of stock, transactions with affiliates and mergers and sales of assets.  The Indenture also contains provisions subordinating AMCE’s obligations under the Notes to AMCE’s obligations under its senior secured credit facility and other senior indebtedness.  These include a provision that applies if there is a payment default under the senior secured credit facility or other senior indebtedness and one that applies if there is a non-payment default that permits acceleration of indebtedness under the senior secured credit facility.  If there is a payment default with respect to the senior secured credit facility or other senior indebtedness, generally no payment may be made on the Notes until such payment default has been cured or waived or such senior indebtedness had been discharged or paid in full.  If there is a non-payment default under the senior secured credit facility, or with respect to designated senior indebtedness (as defined in the Indenture), if any, that would permit the lenders to accelerate the maturity date of AMCE’s existing senior secured credit facility or any such designated senior indebtedness, no payment may be made on the Notes for a period (a ‘‘payment blockage period’’) commencing upon the receipt by the indenture trustees for the existing subordinated notes of AMCE of notice of such default and ending up to 179 days thereafter. Not more than one payment blockage period may be commenced during any period of 365 consecutive days. AMCE’s failure to make payment on the Notes when due or within any applicable grace period, whether or not occurring under a payment blockage period, will be an event of default with respect to the Notes.

The Notes and the guarantees have not been registered under the Securities Act and may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  Pursuant to a registration rights agreement, dated January 26, 2006 (the “Registration Rights Agreement”), among AMCE, the guarantors and the initial purchasers of the Notes, AMCE and the guarantors have agreed to file a registration statement with respect to an offer to exchange the Notes for a new issue of substantially identical debt securities registered under the Securities Act on or prior to 120 days after the issue date of the Notes.

Copies of the Indenture and Registration Rights Agreement are respectively attached as Exhibits 4.5 and 4.6 to this Form 8-K and are hereby incorporated by reference.

Resignation of Directors; Election of Directors.

In connection with the Merger, each of Stephan Oppenheimer and Marc J. Rowan voluntarily resigned from the Boards of Directors of AMCE and Holdings on January 26, 2006.  Immediately following such resignations, four new directors were elected to Holdings’ and AMCE’s respective Boards of Directors: John Connaughton, Managing Director of Bain Capital, LLC; Michael Connelly, Managing Director of The Carlyle Group; Benjamin Coughlin, Managing Director of Spectrum Equity Investors; and Travis Reid, former President, Chief Executive Officer and director of Loews.  Peter C. Brown, Chairman of the Board, Chief Executive Officer and President of Holdings and AMCE, will remain on the respective Boards of Directors of Holdings and AMCE.

Item 9.01  Financial Statements and Exhibits.

3.1	Second Amended and Restated Certificate of Incorporation of Marquee Holdings Inc.
3.2	Second Amended and Restated Bylaws of Marquee Holdings Inc.
4.1	Second Amended and Restated Stockholders Agreement of Marquee Holdings Inc., dated January 26, 2006, among Marquee Holdings Inc. and the stockholders of Marquee Holdings Inc. party thereto.
4.2

Voting and Irrevocable Proxy Agreement, dated January 26, 2006, among Marquee Holdings Inc., J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., J.P. Morgan Partners Global Investors (Selldown), L.P., AMCE (Ginger), L.P., AMCE (Luke), L.P., AMCE (Scarlett), L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners C, L.P., Apollo Netherlands Partners C(A), L.P., Apollo Netherlands Partners V(B), L.P., Apollo German Parners V GmbH & Co KG, and the other stockholders of Marquee Holdings Inc. party thereto.

4.3

Voting and Irrevocable Proxy Agreement, dated January 26, 2006, among Marquee Holdings Inc., TC Group III, L.P., Carlyle Partners III Loews, L.P. and CP III Coinvestment, L.P., and Bain Capital Holdings (Loews) I, L.P. and Bain Capital AIV (Loews) II, L.P., and Spectrum Equity Investors IV, L.P., Spectrum Equity Investors Parallel IV, L.P. and the other stockholders of Marquee Holdings Inc. party thereto.

4.4	Amended and Restated Management Stockholders Agreement of Marquee Holdings Inc., dated January 26, 2006, among Marquee Holdings Inc. and the stockholders of Marquee Holdings Inc. party thereto.
4.5	Indenture, dated January 26, 2006, respecting AMC Entertainment Inc.’s 11% senior subordinated notes due 2016, between AMC Entertainment Inc. and HSBC Bank USA, National Association.
4.6

Registration Rights Agreement, dated January 26, 2006, respecting AMC Entertainment Inc.’s 11% senior subordinated notes due 2016, among AMC Entertainment Inc., the guarantors party thereto, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities Inc.

10.1

Continuing Service Agreement, dated January 26, 2006, among AMC Entertainment Inc. (as successor to Loews Cineplex Entertainment Corporation) and Travis Reid, and, solely for the purposes of its repurchase obligations under Section 7 thereto, Marquee Holdings Inc.

10.2	Non-Qualified Stock Option Agreement, dated January 26, 2006, between Marquee Holdings Inc. and Travis Reid.
10.3

Amended and Restated Fee Agreement, dated as of January 26, 2006, by and among Marquee Holdings Inc., AMC Entertainment Inc., J.P. Morgan Partners (BHCA), L.P., Apollo Management V, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., Apollo Netherlands Partners V(A), L.P., Apollo Netherlands Partners V(B), L.P., Apollo German Partners V GmbH & Co KG Bain Capital Partners, LLC, TC Group, L.L.C., a Delaware limited liability company and Applegate and Collatos, Inc.

10.4

Credit Agreement, dated January 26, 2006, among AMC Entertainment Inc., Grupo Cinemex, S.A. de C.V., Cadena Mexicana de Exhibición, S.A. de C.V., the Lenders and the Issuers named therein, Citicorp North America, Inc and Banco Nacional De Mexico, S.A., Integrante del Grupo Financiero Banamex.

10.5	Guaranty, dated January 26, 2006 by AMC Entertainment Inc. and each of the other Guarantors party thereto, in favor of the Guaranteed Parties named therein.
10.6

Pledge and Security Agreement, dated January 26, 2006, by AMC Entertainment Inc. and each of the other Grantors party thereto in favor of Citicorp North America, Inc., as agent for the Secured Parties.

99.1	Consolidated financial statements of Loews Cineplex Entertainment Corporation.
99.2	Pro-forma unaudited financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2006	MARQUEE HOLDINGS INC.

	By:	/s/ CRAIG R. RAMSEY
	Name:	Craig R. Ramsey
	Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Certificate of Incorporation of Marquee Holdings Inc.
3.2	Second Amended and Restated Bylaws of Marquee Holdings Inc.
4.1	Second Amended and Restated Stockholders Agreement of Marquee Holdings Inc., dated January 26, 2006, among Marquee Holdings Inc. and the stockholders of Marquee Holdings Inc. party thereto.
4.2

Voting and Irrevocable Proxy Agreement, dated January 26, 2006, among Marquee Holdings Inc., J.P. Morgan Partners (BHCA), L.P., J.P. Morgan Partners Global Investors, L.P., J.P. Morgan Partners Global Investors (Cayman), L.P., J.P. Morgan Partners Global Investors (Cayman) II, L.P., J.P. Morgan Partners Global Investors (Selldown), L.P., AMCE (Ginger), L.P., AMCE (Luke), L.P., AMCE (Scarlett), L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners C, L.P., Apollo Netherlands Partners C(A), L.P., Apollo Netherlands Partners V(B), L.P., Apollo German Parners V GmbH & Co KG, and the other stockholders of Marquee Holdings Inc. party thereto.

4.3

Voting and Irrevocable Proxy Agreement, dated January 26, 2006, among Marquee Holdings Inc., TC Group III, L.P., Carlyle Partners III Loews, L.P. and CP III Coinvestment, L.P., and Bain Capital Holdings (Loews) I, L.P. and Bain Capital AIV (Loews) II, L.P., and Spectrum Equity Investors IV, L.P., Spectrum Equity Investors Parallel IV, L.P. and the other stockholders of Marquee Holdings Inc. party thereto.

4.4	Amended and Restated Management Stockholders Agreement of Marquee Holdings Inc., dated January 26, 2006, among Marquee Holdings Inc. and the stockholders of Marquee Holdings Inc. party thereto.
4.5	Indenture, dated January 26, 2006, respecting AMC Entertainment Inc.’s 11% senior subordinated notes due 2016 between AMC Entertainment Inc. and HSBC Bank USA, National Association.
4.6

Registration Rights Agreement, dated January 26, 2006, respecting AMC Entertainment Inc.’s 11% senior subordinated notes due 2016 among AMC Entertainment Inc., the guarantors party thereto, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., and J.P. Morgan Securities Inc.

10.1

Continuing Service Agreement, dated January 26, 2006, among AMC Entertainment Inc. (as successor to Loews Cineplex Entertainment Corporation) and Travis Reid, and, solely for the purposes of its repurchase obligations under Section 7 thereto, Marquee Holdings Inc.

10.2	Non-Qualified Stock Option Agreement, dated January 26, 2006, between Marquee Holdings Inc. and Travis Reid.
10.3

Amended and Restated Fee Agreement, dated as of January 26, 2006, by and among Marquee Holdings Inc., AMC Entertainment Inc., J.P. Morgan Partners (BHCA), L.P., Apollo Management V, L.P., Apollo Investment Fund V, L.P., Apollo Overseas Partners V, L.P., Apollo Netherlands Partners V(A), L.P., Apollo Netherlands Partners V(B), L.P., Apollo German Partners V GmbH & Co KG Bain Capital Partners, LLC, TC Group, L.L.C., a Delaware limited liability company and Applegate and Collatos, Inc.

10.4

Credit Agreement, dated January 26, 2006, among AMC Entertainment Inc., Grupo Cinemex, S.A. de C.V., Cadena Mexicana de Exhibición, S.A. de C.V., the Lenders and the Issuers named therein, Citicorp North America, Inc and Banco Nacional De Mexico, S.A., Integrante del Grupo Financiero Banamex.

10.5	Guaranty, dated January 26, 2006 by AMC Entertainment Inc. and each of the other Guarantors party thereto, in favor of the Guaranteed Parties named therein.
10.6

Pledge and Security Agreement, dated January 26, 2006, by AMC Entertainment Inc. and each of the other Grantors party thereto in favor of Citicorp North America, Inc., as agent for the Secured Parties.

99.1	Consolidated financial statements of Loews Cineplex Entertainment Corporation.
99.2	Pro-forma unaudited financial statements.